Exhibit 10.7

FORM OF AUTHORIZED PARTICIPANT AGREEMENT

FOR

WISDOMTREE BITCOIN FUND

This Authorized Participant Agreement (this “Agreement”) is entered into by and among WisdomTree Bitcoin Fund (“Trust”), WisdomTree Digital Commodity Services, LLC, the Trust’s sponsor (the “Sponsor”) and ___________________________________ (the “Authorized Participant” and together with the Trust and the Sponsor, the “Parties”), and is subject to acceptance by State Street Bank and Trust Company (the “Transfer Agent”).

As described in the Trust’s Trust Agreement (as amended or supplemented from time to time, the “Trust Agreement”) and in the Prospectus (as defined below), the Trust will issue its shares representing units of fractional undivided beneficial interest in and ownership of the Trust (the “Shares”). The Shares may be created or redeemed by the Sponsor for an Authorized Participant in aggregations of Shares as set forth in the Prospectus (each aggregation, a “Creation Basket” or “Redemption Basket,” respectively, and collectively, the “Baskets”). Creation Baskets are offered only pursuant to the registration statement of the Trust on Form S-1, as declared effective by the United States Securities and Exchange Commission (the “SEC”) and as amended and supplemented from time to time, or any successor registration statement for the Shares (the “Registration Statement”), including the prospectus of the Trust included therein (the “Prospectus”). Under the Trust Agreement, (i) only authorized participants may place orders to create and redeem Baskets, and (ii) the Sponsor is authorized to issue Baskets to, and redeem Baskets from, authorized participants, only through the facilities of The Depository Trust Company (“DTC” or the “Depository”), or a successor depository, and only in exchange for those assets as described in the Prospectus. The Prospectus provides that the Authorized Participant will pay a transaction fee to create or redeem Baskets, as described in the Basket file disseminated to Authorized Participant or as otherwise communicated by Sponsor to Authorized Participant, as may be adjusted from time to time (the “Transaction Fee”).

Capitalized terms not otherwise defined herein are used herein as defined in the Trust Agreement or the Prospectus, as applicable.

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the Parties hereby agree as follows:

Section 1.          Representations, Warranties and Covenants of the Authorized Participant.

(a)       The Authorized Participant hereby represents, warrants and covenants that:

(i)       it has all requisite authority, whether arising under United States federal or state law, the rules and regulations of any self-regulatory organization to which it is subject, or its certificate of formation or other organizational document, as the case may be, to enter into this Agreement and to discharge the duties and obligations apportioned to it in accordance with the terms hereof;

(ii)       it is a participant of DTC (as such a participant, a “DTC Participant”); provided, that any change in the foregoing status of the Authorized Participant shall terminate this Agreement and the Authorized Participant shall give prompt written notice to the Sponsor and the Transfer Agent of such change;

(iii)       it (A) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), or (B) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires;

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(iv)       it will maintain any such registrations, qualifications and membership in good standing, or, if applicable, exempt status described Section 1(a)(iii), in full force and effect throughout the term of this Agreement;

(v)       it will comply with all applicable United States federal laws and all applicable rules of the SEC, the laws of the states or other jurisdictions concerned and the rules and regulations promulgated thereunder, and with the FINRA’s Constitution and By-Laws and Conduct Rules of FINRA (the “FINRA Conduct Rules”) if it is a FINRA Member, and that it will not offer or sell Shares of the Trust in any state or jurisdiction where they may not lawfully be offered and/or sold;

(vi)       if the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth above, the Authorized Participant will (A) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (B) comply with the prospectus delivery, full disclosure and other requirements of the Securities Act of 1933, as amended (the “1933 Act”) and the regulations promulgated thereunder, and (C) conduct its business in accordance with the spirit of the FINRA Conduct Rules;

(vii)       it and/or its Wallet Designee (as defined below) owns and maintains a secure wallet or wallets (each, a “Wallet”, which shall be deemed to include a unique bitcoin address associated with a private key and the related public key) through the third party bitcoin custodian that also serves as the Trust’s bitcoin custodian, which is reputable and licensed, with respect to bitcoin being transferred and/or received, and the public key with respect to any Wallet has been verified and provided to the Sponsor to conduct any further verification as deemed necessary by the Sponsor relation to any Orders by the Authorized Participant. The Authorized Participant shall ensure that any transfer, delivery or receipt by a Wallet Designee of bitcoin on behalf of the Authorized Participant or its customer or otherwise in relation to any Order complies with all applicable laws and regulations and the Authorized Participant shall be fully responsible for (A) identifying, verifying and vetting the Wallet Designee, (B) confirming the accuracy of any Wallet used in connection with any Order, (C) having, and does have, the computer hardware, software and technological knowhow required to transact in bitcoin, whether directly or via Wallet Designee, (D) the acts or omissions of the Wallet Designee, and (E) that such Wallet Designee shall take commercially reasonable steps to ensure that the actions of such Wallet Designee comply with the terms of this Agreement and the Procedures. The Authorized Participant shall give prompt written notice to the Sponsor and the Transfer Agent of any change in the foregoing. The term “Wallet Designee” shall mean a person or entity designated by the Authorized Participant to transfer and/or receive bitcoin on behalf of the Authorized Participant or its customer;

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(viii)       it has established and presently maintains an anti-money laundering program (the “AML Program”) consistent with, and in compliance with, all applicable United States federal laws, rules and regulations now or hereafter in effect, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”), U.S. Bank Secrecy Act, as amended, the U.S. Money Laundering Control Act of 1986, and applicable rules and regulations promulgated by the SEC, FINRA and the U.S. Treasury Financial Crimes Enforcement Network (“FinCEN”) in connection therewith, and that its AML Program, at a minimum, (A) designates a compliance officer to administer and oversee the AML Program, (B) provides ongoing employee training, (C) includes an independent audit function to test the effectiveness of the AML Program, (D) establishes internal policies, procedures, and controls that are tailored to its particular business, (E) includes a customer identification program consistent with the rules under Section 326 of the USA Patriot Act, and identification program for verifying the beneficial ownership of legal entity customers (which shall also apply4 to any Wallet Designee), (F) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (G) provides for screening all new and existing customers, the Wallet Designee and any Wallet related to any Orders against the Office of Foreign Asset Control (“OFAC”) list and any other government list that is or becomes required under the USA Patriot Act, (H) provides for screening of all new and existing customers and the Wallet Designee and any Wallet for politically exposed persons and adverse media, (I) provides for transaction monitoring of customer activity, the Wallet Designee and any Wallet for suspicious activity and illicit activity, (J) is reasonably designed to prevent the Authorized Participant from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities, (K) complies with applicable recordkeeping and retention requirements, including allowing for appropriate regulators to examine its applicable books and records, and (L) otherwise complies with applicable law.

(ix)       it, any Wallet Designee and any Wallet are not (A) the target of any economic, financial or trade sanctions or embargoes, export controls or other restrictive measures imposed by the United States of America (including those administered by OFAC), the European Union, any member state of the European Union, the United Kingdom or the United Nations (the “Sanctions”), or (B) located, organized, resident in or associated with a country or territory with which dealings are broadly restricted or prohibited by any Sanctions (an such country, territory, entity, or individual described in this subsection, a “Sanctioned Party”). The Authorized Participant is in material compliance with Sanctions Laws.

(x)       it does not know after diligence or have any reason to suspect, based on reasonable inquiry, that (A) any part of the bitcoin it or any Wallet Designee is transferring in relation to any Order is or will be derived from, held for the benefit of, or related in any way to transactions (including the Wallet) with or on behalf, any Sanctioned Party, (B) any Sanctioned Party has or will have any legal or beneficial interest in the Authorized Participant, any Wallet Designee, such bitcoin or any Wallet, or (C) any part of such bitcoin was derived from, or associated with, unlawful, criminal or illicit activity or actors.

(xi)       it has formed a reasonable belief as to the identities of, and has conducted all necessary due diligence with respect to, its customers and any counterparties (including Wallet Designee and any Wallet) from whom it or Wallet Designee obtained the bitcoin being transferred in relation to any Orders.

(xii)       there are no actions, suits or proceedings (including, without limitation, arbitration proceedings), orders, investigations, inquiries or claims pending, or to the Authorized Participant’s knowledge, threatened against or affecting it or any broker, employee (in his or her capacity as such), or registered person by the SEC, FinCEN, the Commodities Futures Trading Commission, any state securities, banking or other regulator, or FINRA or any self-regulatory organization that would affect the Authorized Participant’s ability to fulfill its obligations hereunder.

(xiii)       it does conduct and intends to continue to conduct its business in material compliance with all applicable laws and regulations, and has obtained all regulatory licenses, approvals, authorizations and consents necessary to carry on its business, including, without limitation, any money transmitter license or license to engage in virtual currency business activity that is required to be obtained under any state laws to which the Authorized Participant is subject, if any.

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(xiv)       it and/or any Wallet Designee or the customer for which they are acting owns all bitcoin being transferred by it free and clear of any and all liens, claims, security interests and encumbrances of any kind, it has all rights, title and interest in and to such bitcoin, and it has the power to transfer such bitcoin to the Trust and that, upon transfer, the Trust will acquire good and unencumbered title to such bitcoin, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such bitcoin imposed by any agreement or arrangement entered into by the Authorized Participant or any party for which it is acting in connection with an Order.

(xv)       it has the capability to send and receive communications via authenticated telecommunication facility to and from the Transfer Agent and the Authorized Participant’s custodian, and it shall confirm such capability to the satisfaction of the Transfer Agent prior to placing its first Order with the Trust acting through the Transfer Agent.

(b)       The Authorized Participant understands and acknowledges that the method by which Shares will be created and traded may raise certain issues under applicable securities laws. For example, because new Shares may be issued and sold by the Trust on an ongoing basis, at any point a “distribution,” as such term is used in the 1933 Act, may be occurring. The Authorized Participant further understands and acknowledges that some of its activities may result in its being deemed a participant in a distribution in a manner that could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “Plan of Distribution” section of the Prospectus and consult with its own counsel in connection with entering into this Agreement and placing Orders. The Authorized Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in the Shares, whether or not participating in the distribution of the Shares, are generally required to deliver a Prospectus.

Section 2.          Execution of Orders.

(a)       To place orders to create or redeem one or more Baskets, the Authorized Participant must follow the procedures (the “Procedures”) for processing an order to purchase Baskets (each a “Creation Order”) and an order to redeem Baskets (each a “Redemption Order” and together with a Creation Order, an “Order”) as described in the Prospectus, the Trust Agreement, this Agreement and in Attachment A to this Agreement, as each may be amended from time to time. The Trust’s Order Form (as amended from time to time, the “Order Form”) has been made available to the Authorized Participant by the Transfer Agent, as may be revised from time to time. The Sponsor or Transfer Agent may issue, or caused to be issued, additional or other procedures from time to time relating to the manner of creating or redeeming Baskets, and the Authorized Participant will comply with such procedures in placing Orders hereunder.

(b)       The Authorized Participant, or its Wallet Designee, shall (i) provide the Sponsor or its delegates with one or more public keys associated with the Wallet(s) and if the Authorized Participant becomes unable to continue to provide, or discontinues using, such Wallet(s), the Authorized Participant shall give immediate notice to the Sponsor of such event; and (ii) ensure that any bitcoin to be transferred in connection with any Creation Order shall be transferred from a Wallet to the wallet designated by the Trust or its agents and otherwise in accordance with the Procedures.

(c)       The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that delivery of an Order shall be irrevocable.

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(d)       The Authorized Participant acknowledges and agrees that:

(i)       the Sponsor, or its designee, may, in its discretion, suspend the right of purchase, or postpone the purchase settlement date, (A) for any period during which the Cboe BZX Exchange, Inc. (the “Exchange”) is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (B) for any period during which an emergency exists as a result of which the processing of Creation Orders is not reasonably practicable, or (C) for such other period as the Sponsor determines to be necessary for the protection of the Trust’s Shareholders;

(ii)       the Sponsor, or its designee, shall have the absolute right, but shall have no obligation, to reject any Order (A) determined by the Sponsor, or its designee, not to be submitted in compliance with the Procedures or otherwise in proper form, (B) that the Sponsor, or its designee, has determined would have adverse tax consequences to the Trust or to its Shareholders, (C) if circumstances outside the control of the Sponsor, or its designee, make it, for all practical purposes, not feasible to process Baskets, or (D) the Sponsor, or its designee, believes that it or the Trust would be unlawful, including in violation of any securities or commodities rules or regulations or otherwise, by accepting an Order; and

(iii)       the Sponsor, or its designee, may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date (A) for any period during which the Exchange or any exchange on which the Trust’s assets are regularly traded is closed other than customary weekend or holiday closings, or trading is suspended or restricted, (B) for any period during which an emergency or Force Majeure Event (as defined below) exists as a result of which the processing of Redemption Orders is not reasonably practicable and/or as a result of which delivery, disposal or evaluation of the Trust’s assets is not reasonably practicable, (C) for such other period as the Sponsor determines to be necessary for the protection of the Trust or the Trust’s Shareholders, or (D) as otherwise provided in the Prospectus.

(e)       The Authorized Participant hereby consents to the use of recorded telephone lines by the Transfer Agent, Sponsor or other agents of the Trust whether or not such use is reflected in the Procedures.

None of the Trust, the Sponsor or the Transfer Agent will be liable to any person or in any way for any liability, loss or damages that may result from any rejection, suspension or postponement of an Order.

Section 3.          Marketing Materials; Representations Regarding Shares; Identification in Registration Statement.

(a)       The Authorized Participant represents, warrants and covenants that (i) without the written consent of the Sponsor, it will not, in connection with any sale or solicitation of a sale of Shares, make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party (as defined below) other than representations not inconsistent with (A) the then-current Prospectus, (B) printed information approved by the Sponsor as information supplemental to such Prospectus, (C) any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor, or (D) other information and materials filed by the Trust with the SEC or made available on any website controlled Sponsor or the Trust and (ii) the Authorized Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares or any AP Indemnified Party that are inconsistent with the Trust’s then-current Prospectus. The foregoing shall apply to: (i) written materials of any kind which relate to asset allocation or strategic or economic matters that generally mention the Trust without recommending or describing the Trust; (ii) materials prepared and used for the Authorized Participant’s internal use only; (iii) brokerage communications prepared by the Authorized Participant in the normal course of its business; and (iv) research reports as described in Section 3(b) of this Agreement ((i) through (iv) of this Section 3(a) are hereinafter referred to as “Excluded Materials”). Copies of the then-current Prospectus and any such printed supplemental information will be supplied by the Sponsor, or its designee, to the Authorized Participant in reasonable quantities upon request.

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(b)       Notwithstanding the foregoing, the Authorized Participant may, without the written approval of the Sponsor, prepare and circulate in the regular course of its business, Excluded Material, research reports, institutional communications (as such term in defined in FINRA Rule 2210 or any successor rule), correspondence (as such term is defined in FINRA Rule 2210 or any successor rule) marketing material, sales literature that includes information, opinions or recommendations relating to the Shares other similar materials that include information, opinions or recommendations relating to Shares: (i) for public dissemination, provided that such research reports, marketing material or sales literature comply with all applicable laws, rules and regulations; and (ii) for internal use by the Authorized Participant. The Authorized Participant shall file all such Excluded Materials, research reports, marketing material and sales literature related to the Shares with FINRA to the extent required by the FINRA Conduct Rules.

(c)       The Authorized Participant hereby agrees that for the term of this Agreement, the Trust or its designee may deliver the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via e-mail to the address set forth on the signature page below, in printable form, in lieu of delivering the Prospectus in paper form. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form.

(d)       The Sponsor and the Trust represent and warrant that: (i) the Registration Statement and the Prospectus contained therein conforms in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule, or regulation of any court or governmental agency or body having jurisdiction over the Sponsor or the Trust; and (iii) no consent, approval, authorization, order, registration, or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, except registration under the 1933 Act.

(e)       For as long as this Agreement is effective, if required by the SEC, the Authorized Participant agrees to be identified as an authorized participant of the Trust in the Prospectus and on the Trust’s website.

Section 4.         Fees. In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, the Authorized Participant agrees to pay the Transaction Fee prescribed in the Trust Agreement, the Registration Statement, Order Form or Basket information (as applicable) with respect to such creation or redemption. The Transaction Fee may be adjusted from time to time provided, however, any revised Transaction Fee shall be provided to the Authorized Participant in advance of any such change. The Authorized Participant agrees to pay an additional processing charge if the Authorized Participant fails to timely deliver the Baskets.

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Section 5.         Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Sponsor, the Trust or the Transfer Agent, the Authorized Participant shall deliver to such parties, duly certified as appropriate by its Secretary or other duly authorized official, a certificate in the form attached hereto as Attachment B setting forth the names, signatures and other requested information of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an “Authorized Person”). Such certificate may be accepted and relied upon by the Sponsor, the Trust and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to such parties of a superseding certificate in a form approved by the Sponsor bearing a subsequent date and duly certified as described above. Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Sponsor, the Trust and the Transfer Agent, and such notice shall be effective upon receipt by each of such parties.

Section 6.         Redemption. The Authorized Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Basket unless: (i) it or its customer, as the case may be, owns outright or has the right or authority to tender for redemption the Baskets to be redeemed and to receive the entire proceeds of the redemption; and (ii) such Baskets have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that, under the circumstances, would preclude the delivery of such Baskets to the Transfer Agent on behalf of the Trust in accordance with the Procedures or as otherwise required by the Trust.

Section 7.         Role of Authorized Participant.

(a)       The Authorized Participant acknowledges and agrees that for all purposes of this Agreement and the Trust Agreement, the Authorized Participant shall be deemed to be an independent contractor and will have no authority to act as an agent for the Sponsor, the Trust or the Transfer in any matter or in any respect.

(b)       The Authorized Participant covenants and agrees to make itself and its employees available, upon request, during normal business hours to consult with the Sponsor, the Trust, or the Transfer Agent or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(c)       The Authorized Participant, as a DTC Participant, covenants and agrees that it shall extend to any applicable party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus or Trust Agreement.

(d)       The Authorized Participant agrees, subject to any privacy, confidentiality or other obligations it may have to its customers arising under federal or state securities laws or the applicable rules of any self-regulatory organization, to assist, upon request, the Sponsor, the Trust, and the Transfer Agent in ascertaining certain information that the Authorized Participant may possess regarding sales of Shares made by or through the Authorized Participant that is necessary for the Trust to comply with its obligations to distribute information to its Shareholders under applicable state or federal securities laws or as set forth in the Prospectus.

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Section 8.         Indemnification.

(a)       The Authorized Participant hereby agrees to indemnify and hold harmless the Sponsor, the Transfer Agent, the Trust and the Trust’s custodians, and their subsidiaries and affiliates, and their directors, trustees officers, partners, members, managers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, damage, cost and expense (including reasonable attorneys’ fees and the reasonable cost of investigation) incurred by such AP Indemnified Party as a result of or in connection with: (i) any material breach by the Authorized Participant of any provision of this Agreement, including its representations, warranties and covenants made herein; (ii) any material failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any material failure by the Authorized Participant to comply with applicable laws and rules and regulations of self-regulatory organizations to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, Shares under this Agreement, except that the Authorized Participant shall not be required to indemnify an AP Indemnified Party to the extent that such failure was caused by the Authorized Participant’s adherence to instructions given or representations made by an AP Indemnified Party, and the Authorized Participant did not know that such reliance would cause it not to be in compliance with such applicable laws; (iv) actions of a AP Indemnified Party in reliance upon any instructions issued by the Authorized Participant in accordance with the Procedures that are reasonably believed by such AP Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell the Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described herein or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Trust, unless, in either case, such representation, statement or omission was made or included by an AP Indemnified Party at the written direction of the Sponsor or is based upon any omission or alleged omission by the Sponsor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant shall not be liable under the indemnity contained in this subsection with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability that it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this subsection and shall only release it from such liability under this subsection to the extent it has been materially prejudiced by such failure to give notice. The Authorized Participant shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Authorized Participant elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the AP Indemnified Party in the suit, and who shall not, except with the consent of the AP Indemnified Parties, be counsel to the Authorized Participant. If the Authorized Participant does not elect to assume the defense of any suit, it will reimburse the AP Indemnified Party for the reasonable fees and expenses of any counsel retained by the AP Indemnified Party.

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(b)       The Sponsor hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Sponsor Indemnified Party”) from and against any loss, liability, damage, cost and expense (including reasonable attorneys’ fees and reasonable cost of investigation) incurred by such Sponsor Indemnified Party as a result of or in connection with: (i) any material breach by the Sponsor of any provision of this Agreement that relates to the Sponsor, including its representations, warranties and covenants herein; (ii) any material failure on the part of the Sponsor to perform any of its obligations set forth in this Agreement; (iii) any material failure by the Sponsor to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of a Sponsor Indemnified Party in reasonable reliance upon any instructions issued by the Sponsor in accordance with the Procedures that are reasonably believed by such Sponsor Indemnified Party to be genuine and to have been given by the Sponsor; or (v) any untrue statement of a material fact contained in the Registration Statement of the Trust or in any amendment thereof, or in any Prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in connection with the Authorized Participant’s acting in its capacity as an Authorized Participant. The Sponsor shall not be liable under its indemnity agreement contained in this subsection with respect to any claim made against any Sponsor Indemnified Party unless the Sponsor Indemnified Party shall have notified the Sponsor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Sponsor Indemnified Party (or after the Sponsor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Sponsor of any claim shall not relieve the Sponsor from any liability that it may have to any Sponsor Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this subsection and shall only release it from such liability under this subsection to the extent it has been materially prejudiced by such failure to give notice. The Sponsor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Sponsor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Sponsor Indemnified Party in the suit and who shall not, except with the consent of the Sponsor Indemnified Party, be counsel to the Sponsor. If the Sponsor does not elect to assume the defense of any suit, it will reimburse the Sponsor Indemnified Party in the suit for the reasonable fees and expenses of any counsel retained by them.

(c)       This Section 8 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of an AP Indemnified Party or a Sponsor Indemnified Party, as the case may be. The term “affiliate” in this Section 8 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(d)       No indemnifying party, as described in this Section 8, shall, without the written consent of the AP Indemnified Party or Sponsor Indemnified Party, as the case may be, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the AP Indemnified Party or Sponsor Indemnified Party, as the case may be, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any AP Indemnified Party or Sponsor Indemnified Party, as the case may be.

Section 9.         Liability.

(a)       The Transfer Agent, the Sponsor and the Trust, whether acting directly or through agents (including the Transfer Agent), undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Transfer Agent, the Sponsor, or the Trust.

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(b)       In the absence of bad faith, gross negligence or willful misconduct on its part, neither the Transfer Agent, the Sponsor (whether acting on its own behalf or on behalf of the Trust) nor the Trust, whether acting directly or through agents (including the Transfer Agent), shall be liable (including with respect to any party claiming by, through or on behalf of the Authorized Participant), for any losses, liabilities, damages, costs or expenses for any action taken, suffered or omitted: (i) for any error of judgment made by any of them in the performance of their duties hereunder or otherwise arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them; (ii) for any error of judgment made by any of them in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment; or (iii) with respect to, or by, DTC or any other securities depository or clearing corporation or Wallet Designee or Wallet.

(c)       In no event shall the Transfer Agent, the Sponsor (whether acting on its own behalf or on behalf of the Trust), or the Trust, whether acting directly or through agents (including the Transfer Agent), be liable for special, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)       Neither the Transfer Agent, the Sponsor (whether acting on its own behalf or on behalf of the Trust) nor the Trust, whether acting directly or through agents (including the Transfer Agent), shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars or terrorism; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication, computer (hardware or software) or computer facilities or communications service; accidents; any transport, port, or airport disruption; labor disputes; acts of civil or military authority; industrial action; or acts and regulations and rules of any governmental or supra-national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason to perform its obligations or governmental action (each, a “Force Majeure Event”).

(e)       The Transfer Agent, the Sponsor and the Trust may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(f)       This Agreement has been entered into by the Trust and was executed and delivered by an officer of its Sponsor, on behalf of the Trust, which officer was acting solely in his capacity as an officer of the Sponsor and not in his individual capacity and which Sponsor was acting solely in its capacity as sponsor of the Trust and not in its individual capacity. It is expressly acknowledged and agreed that (i) the obligations of the Trust hereunder shall not be binding upon any shareholder, Trustee, officer, employee or agent of the Trust or the Sponsor, personally, and (ii) the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Trust shall be enforceable against the assets of the Trust only, and not against the assets of any other trust sponsored by the Sponsor or its affiliates, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to any other trust shall be enforceable against the assets of the Trust.

(g)       The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Transfer Agent, Sponsor, the Trust or their affiliates or agents is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

WisdomTree Bitcoin Fund Authorized Participant Agreement	Page | 10

(h)       The Authorized Participant acknowledges that bitcoin transfers on redemption may be irreversible and there is no recourse against anyone for delivery of bitcoin to an inactive (dead) wallet, invalid wallet or wallet subject to any Sanctions, court orders or other limitations limiting further transfer or holding and there is currently no method to retrieve bitcoin from any such wallets, including to the extent any Wallet is subject to the foregoing. The expense and risk of delivery, ownership and safekeeping of bitcoin related to any such wallets (including any Wallet) shall be borne solely by the Authorized Participant. The Transfer Agent, the Sponsor, and the Trust, whether acting directly or through agents (including the Transfer Agent), are not responsible for errant transfers of bitcoin due to typographical, computer, network, or human error on the part of the Authorized Participant or Wallet Designee.

 (i)        The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

Section 10.         Acknowledgment. The Authorized Participant acknowledges receipt of a (i) copy of the Trust Agreement and (ii) the current Prospectus of the Trust, and represents that it has reviewed and understands such documents.

Section 11.         Effectiveness and Termination. Upon the execution of this Agreement by the Parties, this Agreement shall become effective in this form as of the date first set forth below, and may be terminated at any time by any Party upon five (5) days prior written notice to the other Parties unless earlier terminated: (i) in accordance with Section 1(a)(ii); (ii) upon written notice to the Authorized Participant by the Sponsor in the event of a material breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 21; or (iv) at such time as the Trust is terminated pursuant to the Trust Agreement.

Section 12.         Amendment and Modification. This Agreement, the Procedures and the attachments hereto may be amended, modified or supplemented by the Trust and the Sponsor, without consent of the Authorized Participant or any Beneficial Owner, from time to time by the following procedure. After the amendment, modification or supplement has been agreed to by the Sponsor, the Sponsor or its designee will provide a copy of the proposed amendment via electronic mail (e-mail), modification or supplement to the Authorized Participant and the Transfer Agent in accordance with the terms hereof, which shall be deemed received within one (1) day of the e-mail being sent. If the Authorized Participant and the Transfer Agent do not object in writing to the amendment, modification, or supplement within fifteen (15) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement in accordance with its terms.

Section 13.         Waiver of Compliance. Any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 14.         Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, e-mail, telegram or telephonic facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy regular mail, postage prepaid. Unless otherwise notified in writing, all notices to the Trust shall be sent to the Sponsor and, if applicable, the Transfer Agent. All notices shall be directed to the address or facsimile numbers or e-mail addresses indicated below the signature line of the Parties on the signature page hereof, unless otherwise notified in writing.

Section 15.         Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

WisdomTree Bitcoin Fund Authorized Participant Agreement	Page | 11

Section 16.         Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of New York State or the Southern District of New York of U.S. federal courts, in either case, located in the borough of Manhattan in New York City in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each Party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such Party at such Party’s address for purposes of notices hereunder. Each Party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising under or in connection with this Agreement.

Section 17.         Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of the other Parties, which shall not be unreasonably withheld, except that any entity into which a Party may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such Party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the Party, shall be the successor of the Party under this Agreement and except that the Sponsor may delegate its obligations hereunder by notice to the Authorized Participant, provided however that the Sponsor shall remain liable for any such delegated obligations hereunder as if performed by Sponsor itself. The party resulting from any such merger, conversion, consolidation or succession shall notify the other Parties of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor trustee or sponsor of the Trust at such time such successor qualifies as a successor trustee or sponsor under the terms of the Trust Agreement.

Section 18.         Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

Section 19.         Interpretation. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

Section 20.         Entire Agreement. This Agreement and the Trust Agreement, along with any other agreement or instrument delivered pursuant to this Agreement or the Trust Agreement, supersede all prior agreements and understandings between the Parties with respect to the subject matter hereof; provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Agreement.

Section 21.         Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the Parties. If this Agreement as so modified substantially impairs the respective benefits, obligations, or expectations of the Parties, it shall be subject to immediate termination upon written notice by the terminating Party delivered in accordance with terms hereof.

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Section 22.         No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party.

Section 23.         Survival. Section 8 (Indemnification), Section 9 (Liability), Section 16 (Governing Law; Consent to Jurisdiction) and this Section shall survive the termination of this Agreement.

Section 24.         Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of __________, 20__.

THE TRUST:	THE SPONSOR:

WisdomTree Bitcoin Fund	WisdomTree Digital Commodity Services, LLC, as sponsor of the Trust

By: WisdomTree Digital Commodity Services, LLC, its Sponsor	By:_________________________________
Name:
By:_________________________________	Title:
Name:	Address: 245 Park Avenue, 35th Floor
Title:	New York, NY 10167
Address: 245 Park Avenue, 35th Floor
New York, NY 10167	E-mail: legalnotice@wisdomtree.com
E-mail: legalnotice@wisdomtree.com

THE AUTHORIZED PARTICIPANT:

_________________________________

By: _________________________________
Name:
Title:
Address:

Telephone:
Facsimile: E-mail:

WisdomTree Bitcoin Fund Authorized Participant Agreement	Page | 13

ACCEPTED BY THE TRANSFER AGENT:

_________________________________

By:_________________________________
Name:
Title:
Address:

Telephone:
Facsimile:

E-mail:

WisdomTree Bitcoin Fund Authorized Participant Agreement	Page | 14

Attachment A

Defined terms used herein that are not defined herein shall have the meaning as set forth in the Authorized Participant Agreement (the “AP Agreement”)

This document supplements the Prospectus with respect to the procedures to be used by (i) the Transfer Agent in processing orders for the purchase of Creation Baskets of a Trust (“Creation Orders”) and (ii) the Transfer Agent in processing orders redeeming Redemption Baskets of a Trust (“Redemption Orders,” and together with Creation Orders, “Orders”). If the Creation Order or Redemption Order is for cash, the cash shall be delivered by the Authorized Participant to the Trust for a Purchase Order (which may be required for delivery prior to the settlement date in the form of a prefunding amount of cash as instructed by the Sponsor or its designee ) and to the Authorized Participant by the Trust for a Redemption Order.  No Shares will be issued unless and until the Sponsor or its designee has confirmed that any outstanding cash (including applicable fees, costs and expenses associated with such Purchase Order and related bitcoin purchases, sales or transfers by the Trust) due from the Authorized Participant has been settled with the Trust. The Authorized Participant (sometimes referred to herein as the “Participant”) acknowledges and agrees that the Prospectus for the Trust may contain, among other matters, procedures relating to the creation and redemption of Shares and in the event of a conflict, the Prospectus shall control.

The Participant is required to have signed the Authorized Participant Agreement (sometimes referred to herein as the “Participant Agreement”). Upon acceptance by the Trust of the Participant Agreement, the Transfer Agent will assign a personal identification number (“PIN”) to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order with respect to Baskets.

TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF BASKETS

1.	Orders by Telephone.

a. Order Number. Call to Receive an Order Number. An Authorized Person for the Participant will call the telephone representative at the number listed on the applicable Trust’s order form (“Order Form”) not later than the cut-off time for placing Orders with the applicable Trust as set forth in the Order Form (the “Order Cut-Off Time”) to receive an Order Number. Non-standard Orders (including partial cash orders) generally must be arranged with the Sponsor in advance of Order placement. The Order Form (as may be revised from time to time) is incorporated into and made a part of this Agreement.

Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN) and the terms of the Order, the telephone representative will issue a unique Order Number. All Orders with respect to the purchase or redemption of Baskets are required to be in writing and accompanied by the designated Order Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the Order Cut-Off Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE Order Cut-Off Time WILL NOT BE ACCEPTED.

NOTE THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS VIA THE ORDER FORM CONTAINING THE DESIGNATED ORDER NUMBER, AUTHORIZED INDIVIDUALS’ SIGNATURES AND TRANSMITTED BY E-MAIL OR OTHER AGREED-UPON METHOD.

A-1

b. Place the Order. An Order Number is only valid for a limited time. The Order Form for purchase or redemption of Baskets must be sent by e-mail or other agreed-upon method to the telephone representative within 20 minutes of the issuance of the Order Number. In the event that the Order Form is not received within such time period, the telephone representative will attempt to contact the Participant to request immediate transmission of the Order. Unless the Order Form is received by the telephone representative upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the Order will be deemed invalid.

c. Await Receipt of Confirmation. The DTC Participant will receive an acknowledgment of Order acceptance. The DTC Participant shall deliver (or ensure Wallet Designee delivers, as applicable) before the settlement date the bitcoin and/or cash as directed by the Trust or its agents (in the case of purchases), or the Creation Unit size aggregation of Shares on trade date plus one (in the case of redemptions) to the Trust through DTC. The Trust shall settle the transaction on the prescribed settlement date.

d. Ambiguous Instructions. In the event that an Order Form contains terms that differ from the information provided in the telephone call at the time of issuance of the Order Number, the telephone representative will attempt to contact the Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order Form then the Order will be accepted and processed. If an Authorized Person contradicts its terms, the Order will be deemed invalid and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time.

In the event that an Order Form contains terms that are illegible, as determined in the sole discretion of the Transfer Agent, the Order will be deemed invalid and will not be processed. A telephone representative will attempt to contact the Participant to request retransmission of the Order Form, and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time. If the telephone representative is not able to contact an Authorized Person, the Order will be deemed invalid.

2.	Election to Place Orders by Internet.

a. General. Notwithstanding the foregoing provisions, Orders may be submitted through the Internet (“Web Order Site”), to the extent such Web Order Site is made available, but must be done so in accordance with the terms of this Agreement, the Prospectus, the Web Order Site, the Transfer Agent’s or its affiliate’s User Agreement (which must be separately entered into by the Participant) (the “User Agreement”) and the applicable User Guide (or any successor documents). To the extent that any provision of this Agreement is inconsistent with any provision of any User Agreement, the User Agreement shall control with respect to provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the forgoing, the Participant acknowledges that references to the applicable User Guide (or any successor documents) contained herein are for instructional purposes only, and such User Guide (or any successor documents) does not contain any additional representations, warranties or obligations by the Trust, the Sponsor, the Transfer Agent, or their respective agents.

A-2

b. Certain Acknowledgements. The Participant acknowledges and agrees (i) that the Trust, the Sponsor, the Transfer Agent and their respective agents may elect to review any Order placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Participant may place Orders as otherwise set forth in Attachment A; and (iii) that any access, transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site may be recorded and are done at the Participant’s own discretion and risk

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE USER AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED “AS IS,” “AS AVAILABLE” WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND. SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE TRUST, THE SPONSOR, THE TRANSFER AGENT, OR THEIR RESPECTIVE AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

c. Election to Terminate Placing Orders by Internet. The Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Agreement.

3.	Acknowledgment Regarding Telephone and Internet Transactions. During periods of heavy market activity or other times, the Participant acknowledges it may be difficult to reach the Transfer Agent by telephone or to transact business over the Internet via the Web Order Site. Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times. The Transfer Agent may terminate the receipt of redemption or exchange Orders by telephone or the Internet at any time, in which case you may redeem or exchange Shares by other means.

A-3

Attachment B

WISDOMTREE BITCOIN FUND

AUTHORIZED PERSONS

The following are the names, titles, signatures and other pertinent information of all persons (each an “Authorized Person”) authorized to give instructions related to any activity contemplated by the Authorized Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Authorized Participant Agreement with respect to the WisdomTree Bitcoin Fund as entered into by the Authorized Participant named below:

,
Participant Name	DTC #

NAME	TITLE	SIGNATURE	TELEPHONE NUMBER	E-MAIL ADDRESS	CITY OF BIRTH

Wallet Designee (name or “N/A”):

Wallet Designee Address, E-mail and Telephone:

Wallet Designee Authorized Person(s):

Wallet (Public Address):

Signed on behalf of the Authorized Participant:

The undersigned does hereby certify that the persons listed above have been duly elected to the offices set forth by their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement with respect to WisdomTree Bitcoin Fund, and that their signatures set forth above are their own true and genuine signatures.

B-1

By:

Name:

Title:

Date:

B-2